UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 27, 2019

Flotek Industries, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-13270	90-0023731
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10603 W. Sam Houston Pkwy N., Suite 300 Houston, Texas	77064
(Address of principal executive offices)	(Zip Code)

(713) 849-9911

(Registrant’s telephone number, including area code)

(Not applicable)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On February 28, 2019, in connection with the consummation of the transactions contemplated by that certain Share Purchase Agreement (the “Purchase Agreement”), dated January 10, 2019, by and between Flotek Industries, Inc. (the “Company”) and Archer-Daniels-Midland Company (“ADM”), Florida Chemistry, LLC, a wholly owned subsidiary of the Company, entered into a terpene Supply Agreement and a citrus burst Supply Agreement (collectively, the “Supply Agreements”) with Florida Chemical Company, LLC (“FCC”).

The material terms of the Supply Agreements were previously reported under the headings “Terpene Supply Agreement” and “Citrus Burst Supply Agreement” in Item 1.01 of the Company’s Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission (the “SEC”) on January 16, 2019 (the “January 2019 Report”) and are incorporated herein by reference.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

Effective as of February 28, 2019, the Company completed the previously announced divestiture (the “Divestiture”) of all of the shares representing membership interests in FCC pursuant to the terms of the Purchase Agreement. The material terms of the Divesture were previously reported under the heading “Share Purchase Agreement” under Item 1.01 of the January 2019 Report and are incorporated herein by reference.

The description of the Purchase Agreement included or incorporated by reference in this Current Report on Form 8-K (this “Report”) is a summary only and is qualified in its entirety by reference to the Purchase Agreement, a copy of which is filed as Exhibit 2.1 to this Report, and is incorporated herein by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 27, 2019, the board of directors of the Company approved the termination of Joshua A. Snively’s employment with the Company without cause, as such term is defined in his Employment Agreement, dated effective March 16, 2018 (the “Employment Agreement”), which termination is effective as of February 28, 2019. As of February 28, 2019, Mr. Snively ceased to be an officer of the Company. Reference is hereby made to the Employment Agreement, a copy of which was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on March 22, 2018. Mr. Snively’s departure was in connection with the Divestiture and did not result from a disagreement by Mr. Snively with the Company on any matter relating to the Company’s operations, policies or practices.

In connection with Mr. Snively’s departure, the Company accelerated the vesting of all of Mr. Snively’s outstanding equity incentive awards.

Item 7.01.	Regulation FD Disclosure.

On March 1, 2019, the Company issued a press release announcing the Divestiture. The March 1, 2019 press release is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

The information furnished pursuant to Item 7.01 of this Current Report on Form 8-K and in Exhibit 99.1 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, is not subject to the liabilities of that section and is not deemed incorporated by reference in any filing of the Company’s under the Securities Act of 1933, as amended, except as otherwise expressly stated in such filing.

Item 9.01.	Financial Statements and Exhibits.

(b)    The Company’s unaudited pro forma condensed consolidated financial statements reflecting the Divestiture are attached hereto as Exhibit 99.2 and are incorporated herein by reference.

(d)    Exhibits.

Exhibit Number	Description

2.1	Share Purchase Agreement, dated as of January 10, 2019, by and between the Company and ADM (Portions of this exhibit have been omitted and filed separately with the SEC pursuant to a request for confidential treatment).[1]

99.1	Press Release dated March 1, 2019.

99.2	Unaudited Pro Forma Condensed Consolidated Financial Statements.

[1]	Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company undertakes to furnish supplemental copies of any of the omitted schedules upon request by the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLOTEK INDUSTRIES, INC.

Date: March 4, 2019	/s/ Elizabeth T. Wilkinson
Name: Elizabeth T. Wilkinson
Title: Chief Financial Officer